UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported: August 11, 2017

Function(x) Inc.
(Exact name of Registrant as Specified in its Charter)

Delaware	0-13803	33-0637631
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

902 Broadway, 11th Floor New York, New York (Address of principal executive offices)	10010 (Zip Code)

(212) 231-0092
(Registrant’s Telephone Number, including Area Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions ( see General Instruction A.2 below):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐              Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17  CFR 240.14d-2(b)).

☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01    Entry into a Material Definitive Agreement
On August 11, 2017, the holders (“Holders”) of an Amended and Restated 12% Secured Convertible Promissory Note due June 1, 2017 in the Principal Amount of $3,284,000 (the “Note”), under which Function(x) Inc. (the “Company”) is the borrower, entered into a Purchase and Escrow Agreement (the “Agreement”) with More than Words, LLC, an unaffiliated buyer (the “Buyer”). Under the Agreement, the Buyer is purchasing the Note and the right to 440 shares of the Company’s Series F Preferred Stock (the Note and shares, the “Seller Securities”) on an installment basis. In connection with the Agreement, the Company consented to the transfers. The parties entered into a standstill agreement, which prevents the Holders from exercising any remedies and commencing an action against the Company and its officers and directors with respect to the Seller Securities, so long as payments are made timely. In addition, the Agreement prevents any of the parties or the Releasees (defined in the Agreement as the Seller, the Buyer, the Escrow Agent, each of their officers, directors, agents, affiliates, partners, managers, shareholders or members, and the Company and its officers and directors), from commencing any action against any other Releasee as long as the payments are made timely (except with respect to the Release and Settlement Agreement with respect to the Company’s Series G Preferred Stock Offering described in the Company’s Current Report on Form 8-K dated July 21, 2017, and with respect to the Buyer exercising its rights under the Note and for third parties (other than Releasees) claiming indemnification.
The parties to the Agreement have agreed that in the event that the Buyer satisfies the obligation to pay the installments and purchase the Seller Securities, reciprocal releases between the Company, Holders, Buyer, and Releasees shall become effective.
The Buyer has agreed that if it completes the purchase of the Seller Securities, the principal balance of the Note will be reduced to $3,000,000 and the rights with respect to the 440 shares of the Company’s Series F Preferred Stock will be deemed cancelled.
Payment of the purchase price under the Agreement was guaranteed by Robert F.X. Sillerman, the Company’s Executive Chairman and Chief Executive Officer.
The description of the terms of the Agreement and the Guaranty set forth herein are for information purposes only and are qualified in their entirety by the terms of the Agreement filed herewith as Exhibit 10.1, the Guaranty filed herewith as Exhibit 10.2., and the letter agreement relating to the reduction of the principal balance of the Note and the cancellation of the rights with respect to the shares of the Company’s Series F Preferred Stock filed herewith as Exhibit 10.3.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description

10.1        Purchase and Escrow Agreement dated August 11, 2017 between Barry Honig, as Collateral Agent and Holder, More than Words, LLC, and Grushko & Mittman, P.C.
10.2        Guaranty of Robert F.X. Sillerman
10.3        Letter Agreement dated August 14, 2017 from Function(x) Inc. to More than Words, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUNCTION(X) INC.

Date: August 17, 2017	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President